EXHIBIT 16.1

February 3, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated February 3, 2015, of Infinity Energy Resources, Inc. and are in agreement with the statements in the paragraphs within that Item as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ RBSM, LLP

Kansas City, Missouri

February 3, 2015

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